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                                                                    Exhibit 99.1

ZeroPlus.com ANNOUNCES FORBEARANCE AGREEMENT WITH PROVIDER OF BRIDGE LOAN

GERMANTOWN, Md., June 12 /PRNewswire/ -- ZeroPlus.com, Inc. (Nasdaq: ZPLS -
NEWS) announced today that it has entered into a forbearance agreement with the provider of a $2 million bridge loan that was announced by the Company on March 15, 2001.

The principal secured lender has agreed to forbear from exercising its remedies until September 10, 2001 while the Company seeks to pursue and consider alternatives for attaining value for its technology and/or relationships including the possible recapitalization of the business or the sale of assets. During the forbearance period, ZeroPlus has agreed to issue weekly reports to its lender and to refrain from selling or transferring assets without the lender's consent.

On June 5, 2001, ZeroPlus issued a press release announcing that it had laid off most of its employees and begun a phased shutdown of the Company's operations. The Company is continuing to evaluate alternatives to realize value from its technology assets and its strategic partnerships. There is no assurance, however, that the Company will realize value for its assets.



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CERTAIN STATEMENTS MADE IN THIS NEWS RELEASE THAT ARE NOT HISTORICAL ARE
FORWARD-LOOKING WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THE WORDS "ESTIMATE," "PROJECT," "INTEND," "EXPECT," "BELIEVE," AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES. MANY FACTORS COULD CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS THAT MAY BE EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS, INCLUDING, AMONG OTHER THINGS, LACK OF ADDITIONAL NEEDED FINANCING IN THE FUTURE OR THE FAILURE TO ENTER INTO STRATEGIC ALLIANCES OR OTHER ARRANGEMENTS. FOR ADDITIONAL INFORMATION REGARDING THESE AND OTHER RISKS AND UNCERTAINTIES ASSOCIATED WITH THE COMPANY'S BUSINESS, REFERENCE IS MADE TO THE COMPANY'S REPORTS FILED FROM TIME TO TIME WITH THE SECURITIES AND EXCHANGE COMMISSION.

ZeroPlus Media & Investor Contact:

Doug Poretz                         703-744-7810
Qorvis Communications               dporetz@qorvis.com
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